Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-3 of report dated May 14, 2020 with respect to the audited consolidated financial statements of AGM Group Holdings Inc. as of December 31, 2019 and 2018, and for the two-year periods ended December 31, 2019.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ JLKZ CPA LLP

Flushing, New York

May 21, 2020